As filed with the Securities and Exchange Commission on August 6, 2020

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Select Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	81-4561945
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1233 W. Loop South, Suite 1400
 Houston, TX 77027

(Address of principal executive offices, including zip code)

Select Energy Services, Inc.
2016 Equity Incentive Plan
(Full title of the plan)

Adam R. Law
1233 W. Loop South, Suite 1400
Houston, TX 77027
(713) 235-9500

(Name, address and telephone number of agent for service)

Copy to:
David P. Oelman
Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2500
Houston, Texas 77002
(713) 758-2222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”). ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Class A common stock, $0.01 par value per share	4,400,000	$4.57	$20,108,000.00	$2,610.02
(1)	This Registration Statement (as defined below) registers 4,400,000 additional shares of Class A common stock, $0.01 par value per share (the “Common Stock”), of Select Energy Services, Inc. (the “Registrant”) that may be delivered with respect to awards under the Select Energy Services, Inc. 2016 Equity Incentive Plan (as amended from time to time, the “Plan”), which shares consist of (a) 4,000,000 additional shares of Common Stock reserved and available for delivery with respect to awards under the Plan and (b) 400,000 shares of Common Stock that may again become available for delivery with respect to awards under the Plan pursuant to the share counting, share recycling and other terms and conditions of the Plan.

(2)	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to the adjustment or anti-dilution provisions of the Plan.

(3)	The proposed maximum offering price per share and proposed maximum aggregate offering price for the shares of Common Stock have been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act based upon the average of the high and low prices for a share of Common Stock as reported on the New York Stock Exchange on August 3, 2020 (a date within five business days prior to the date of filing this Registration Statement).

EXPLANATORY NOTE AND STATEMENT OF INCORPORATION BY REFERENCE

The Registrant is filing this Form S-8 registration statement (this “Registration Statement”) pursuant to General Instruction E of Form S-8 to register the offer and sale of an additional 4,400,000 shares of Common Stock that may be issued under the Plan. At the recommendation of the Registrant’s Board of Directors, the Registrant’s stockholders approved an amendment to the Plan at the Registrant’s 2020 annual meeting of stockholders on May 8, 2020, thereby further increasing the number of shares available for purchase under the Plan by 4,000,000 shares of Common Stock. This Registration Statement also includes 400,000 shares of Common Stock that may again become available for delivery with respect to awards under the Plan pursuant to the share counting, share recycling and other terms and conditions of the Plan.

Except as otherwise set forth below, the contents of the Registrant’s registration statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on each of April 28, 2017 (File No. 333-217561), which registered the offer and sale of 5,825,600 shares of Common Stock under the Plan, and November 2, 2017 (File No. 333-221282), which registered the offer and sale of 4,402,788 shares of Common Stock under the Plan, are incorporated by reference herein and made a part of this Registration Statement, as permitted by General Instruction E of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which immediately precedes such exhibits and is incorporated herein by reference.

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Fourth Amended and Restated Certificate of Incorporation of Select Energy Services, Inc. dated as of May 10, 2019 (incorporated by reference herein to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 15, 2019).

4.2	Second Amended and Restated Bylaws of Select Energy Services, Inc. dated as of May 10, 2019 (incorporated by reference herein to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 15, 2019).

4.3	Select Energy Services, Inc. 2016 Equity Incentive Plan (incorporated by reference to Exhibit 4.3 to the Registrant’s Form S-8 Registration Statement (File No. 333-217561) filed with the Commission on April 28, 2017).

4.4	First Amendment to the Select Energy Services, Inc. 2016 Equity Incentive Plan (incorporated by reference herein to Exhibit 4.4 to the Registrant’s Form S-8 Registration Statement (File No. 333-221282) filed with the Commission on November 2, 2017).

4.5	Second Amendment to the Select Energy Services, Inc. 2016 Equity Incentive Plan (incorporated by reference herein to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 14, 2020).

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 6, 2020.

Select Energy Services, Inc.

By:	/s/ Holli C. Ladhani
Name:	Holli C. Ladhani
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below authorizes and appoints Adam R. Law as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on August 6, 2020.

Signature	Title

/s/ Holli C. Ladhani	President, Chief Executive Officer and Director
Holli C. Ladhani	(Principal Executive Officer)

/s/ Nick L. Swyka	Chief Financial Officer and Senior Vice President
Nick L. Swyka	(Principal Financial Officer)

/s/ Brian P. Szymanski	Chief Accounting Officer
Brian P. Szymanski	(Principal Accounting Officer)

/s/ John D. Schmitz	Chairman
John D. Schmitz

/s/ David C. Baldwin	Director
David C. Baldwin

/s/ Richard A. Burnett	Director
Richard A. Burnett

/s/ Robert V. Delaney	Director
Robert V. Delaney

Signature	Title

/s/ Keith O. Rattie	Director
Keith O. Rattie

/s/ Troy W. Thacker	Director
Troy W. Thacker

/s/ David A. Trice	Director
David A. Trice

/s/ Douglas J. Wall	Director
Douglas J. Wall

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